UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2003

THE BOEING COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 1-442

Delaware	91-0425694

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 N. Riverside, Chicago, IL	60606-1596

(Address of principal executive offices)	(Zip Code)

(312) 544-2000

(Registrant’s telephone number, including area code)

Item 6. Resignations of Registrant’s Directors

On December 1, 2003, Philip M. Condit tendered his resignation as Chairman and Chief Executive Officer of The Boeing Company. The resignation is not the result of any disagreement with Boeing on any matter relating to its operations, policies or practices. A copy of the press release announcing Mr. Condit’s resignation is filed as Exhibit 99.1 to this Form 8-K.

The Board of Directors named Harry C. Stonecipher as President and Chief Executive Officer and Lewis E. Platt as Non-executive Chairman of Boeing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE BOEING COMPANY

(Registrant)

/s/    James C. Johnson

James C. Johnson

Senior Vice President, Corporate Secretary

and Assistant General Counsel

Date: December 1, 2003

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